EXHIBIT 5

                                Hunton & Williams
                          Riverfront Plaza - East Tower

                              951 East Byrd Street
                          Richmond, Virginia 23219-4074

                                                            FILE NO.:  26333.89
                                                   DIRECT DIAL:  (804) 788-8200

                                               ____________, 1996

Board of Directors
Owens & Minor, Inc.
4800 Cox Road

Glen Allen, Virginia  23060

                             OWENS & MINOR, INC. --

             REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-01695)

Ladies and Gentlemen:

                  We have acted as counsel to Owens & Minor, Inc., a Virginia corporation (the "Company"), and its subsidiaries, Owens & Minor Medical, Inc., a Virginia corporation, National Medical Supply Corporation, a Delaware corporation, Owens & Minor West, Inc., a California corporation, Koley's Medical Supply, Inc., a Nebraska corporation, Lyons Physician Supply Company, an Ohio corporation, A. Kuhlman & Company, a Michigan corporation, and Stuart Medical, Inc., a Pennsylvania corporation (the "Guarantors"), in connection with the registration of the offering of (a) an aggregate of $150,000,000 of the Company's Senior Subordinated Notes due 2006 (the "Notes") and (b) guarantees of the Notes (the "Guarantees") by each of the Guarantors, as set forth in the Registration Statement on Form S-3 No. 333-01695 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended. The Notes and the Guarantees are to be issued pursuant to an indenture (the "Indenture") to be entered into among the Company, the Guarantors and Crestar Bank.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and the Guarantors and certificates of their respective officers and of public officials as we have deemed necessary.

         Based upon the foregoing and subject to the further qualifications stated below, we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia;

         2. Each of the Guarantors is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation; and

         3. When the Notes and Guarantees have been issued and sold upon the terms and conditions set forth in the Registration Statement and have been duly executed, authenticated and delivered in accordance with the terms of the Indenture, (x) the Notes will be validly authorized and issued and binding obligations of the Company and (y) the Guarantees will be validly authorized and issued and binding obligations of the Guarantors.


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         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement.

                                                              Very truly yours,